[LETTERHEAD OF SILVERMAN, COLLURA, CHERNIS & BALZANO, P.C.]


                                September 5, 1997

Proformix Systems, Inc.
50 Tannery Road
Branchburg, New Jersey 08876

                  Re:  Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Proformix Systems, Inc. ("Company"), a Delaware corporation, pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on September 5, 1997 (the "Registration Statement"), covering an 1,000,000 shares of the Company's Common Stock, $.0001 par value (the "Common Stock") pursuant to the Company's 1997 Stock Option Plan.

         In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
limitations set forth herein, it is our opinion that:

                  1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

                  2. The Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their respective terms, will be validly issued, fully paid and non-assessable.


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SILVERMAN, COLLURA & CHERNIS, P.C.

Proformix Systems, Inc.
September 5, 1997
Page 2



         We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

         We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

                                  Very truly yours,

                                  /s/ SILVERMAN, COLLURA & CHERNIS, P.C.
                                  --------------------------------------
                                      SILVERMAN, COLLURA & CHERNIS, P.C.